UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of IHS Markit Ltd. Leadership Call, posted internally on February 17, 2021

Exhibit 99.1 Transcript of IHS Markit Ltd. Leadership Call, posted internally on February 17, 2021

Jonathan Gear

I thought I’d kick off with a reminder of the value of this combination. Sometimes when we get stuck in the weeds of integration, we forget that. This is going to be an incredible combined business. We are creating business with incredibly complementary assets and with the best technology in our space. Just looking at what we’ve built ourselves with data lake, data science and leveraging that with some great assets S&P have we get some wonderful technology and we’re going to able to do a great merger. We’re going to accelerate growth and increase recurring revenue. We’re going to end up with a business with five and a half very large segments, each of which with very strong market positions. They could each be standalone businesses because they are that large. Driving very strong revenue and cost synergies which we could not do on our own, we’ll end up with a business roughly 12—13 billion of revenue, a strong brand, 120 – 140 billion market cap, and as a result create great opportunity for our clients and colleagues. As you talk to your teams, remind them of this. This is going to be a wonderful business to be a part of.

As we move onto the actual planning, we think of it in three elements. The first is plan for day one, as we get to day one just make sure the business continues to operates. We get to that point after going through regulatory approval, we are confident we’ll get approval. Day one is simple things in the world of finance, make sure we can close the monthly books, things like that. Apart from the heavy lifting on the regulatory compliance stuff to get this approved, this is what we all know how to do.

The second one takes a bit longer and that’s planning for the future end state of what we want this combined business to look like. We could do this two ways. One is S&P is an acquiring entity, they look like ‘X’, we’re half the size so let’s adopt and move our processes and structure to look like S&P. that’s not the way Doug and team want to do this so this takes time but it’s the right way to do it, bringing together both organisations and both teams focussing around 25 key processes. We say S&P is like this and IHS Markit is like this, what’s the best way to do this going forward. Let’s take our time and plan according to that, and that’s the heavy lifting we’re doing right now.

The final is to make sure we’re capturing the value both on the cost and revenue side. Make sure we have a path to get to the minimum commitment of value.

Next is the timing of the next six months. First, we don’t know exactly when this will close. We have to get shareholder votes from both companies, which is scheduled for 11 March. We expect this to pass, it’s popular with both investors. Next is getting regulatory approval, we don’t know how long this will take. We’re engaging closely with the regulators. This was the biggest merger of the year last year so the DOJ will take their time, they will make sure there are no competitive issues, they will do their job. And again, the size of this, it takes time. so far are interaction with the DOJ has been very positive, very constructive, and our best guess is late summer on when we expect this to close. That could change, it could move forward a little or it could move back a month or two. As you walk through this, we’ve completed the set-up stage. We announced this two and a half months ago and there’s been a lot of activity. December was talk to investors and colleagues. January was when we really kicked off talking in detail about setting up the planning of this and it was setting up. Setting up the office and the leadership. We’ve now moved to February, which now we’ve set up the IMO office with people from both sides we’ve moved to the discovery phase. How do both sides do certain things? I’ll give an example from my world; how do we close? We close our books slightly different to S&P, we’re learning both the styles. We move into March into the visioning and then planning and then preparing months.

So a couple of things I would take away from this, what have we decided? We’ve decided the name of the company will be S&P global. We’ve decided the new executive team that Doug and Lance announced. As part of that you get a feel for what the core structure will look like. That’s really all we’ve decided at this point, everything else will take time as we’re being very methodical and detailed in our planning. A quick update on where we are right now, we are launching a culture survey – we encourage you to tell your teams to take this survey. These are two organisations with very similar values but the culture are different. The survey helps us understand that so we get some facts as we go into the visioning and planning with eyes wide open. Please have your teams complete that.

Second thing is we’ve set up the office of integration with different workstreams. We have the core scope of the teams and what they’re looking at, what the initial objectives are and that’s being built right now for each of the workstreams.

This is the executive team – it’s not the exact structure but I would call out that at the top you have the five big business units. Financial information & services led by Adam Kansler, Ratings led by Martina Cheung, Indices by Dan Draper. Transportation & Engineering – which is really two businesses which is why I say this is not exact, but transportation will be led by Edouard Tavernier and our product design business will route upto Ewout Steenbergen. Commodities & Energy led by Saugata Saha. If we take a step back, these are huge segments with incredibly strong market positions and incredible capabilities that we will build on. This is why we did this. There are things we can do combined that we cannot do separately. Underneath, think about this as the core support structure, Martina Cheung who was a core sponsor from S&P will be leading a cross firm initiative around climate, ESG and sustainability. Sari Granat has a very large role as chief administrative officer and general counsel, Dimitra Manis who leads HR at S&P will lead HR at the combined company, Sally Moore will lead strategic alliances and corporate development and Ewout Steenbergen will be the CFO. A great team.

In terms of communication, I know people want to hear more. The first thing I want us to share with our teams is we are sharing information as soon as we have it, but this is going to take time, this is going to be a 6 plus month process between now and close. We’re going to take that time to really thoughtfully plan the organisation and as I said there are two paths. The paths where we just jam the IHS Markit structure into the S&P structure, but we don’t want to do that. We want to take the time to carefully plan out the best structure and best processes going forward. This will take time and I encourage you to communicate this to your teams.

We will be updating at least twice a month through different channels. We will communicate as soon as decisions come out but don’t expect it to be super rapid as we will take our time and push your teams towards our intranet site and we will send news out across the company. Please feedback to us. The team at S&P are an extremely nice bunch of people and I hope we are a nice bunch of people. Always assume positive intent when things come through, but that being said if there are issues that come up please flag them to me and we resolve them as quickly as we can.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) and IHS Markit Ltd. (“IHS Markit”) operate and beliefs of and assumptions made by S&P Global management and IHS Markit management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, IHS Markit or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will, ” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving S&P Global and IHS Markit, including future financial and operating results and cost and revenue synergies, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders, employees, customers and other constituents of the combined company, the outcome of contingencies, future actions by regulators, changes in business strategies and methods of generating revenue, the development and performance of each company’s services and products, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and our respective effective tax rates, cost structure, dividend policy, cash flows or liquidity — are forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) the ability of S&P Global and IHS Markit to obtain shareholder approval for the proposed transaction; (iii) uncertainty relating to the impact of the proposed transaction on the businesses of S&P Global and IHS Markit, including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction and changes to existing business relationships during the pendency of the acquisition that could affect S&P Global’s and/or IHS Markit’s financial performance; (iv) the ability of S&P Global to successfully integrate IHS Markit’s operations and retain and hire key personnel; (v) the ability of S&P Global to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the proposed transaction and realize expected synergies; (vi) business disruption following the proposed transaction; (vii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the United Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration; (viii) the ability of S&P Global and IHS Markit to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber -attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (ix) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (x) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) changes in debt and equity markets, including credit quality and spreads; (xii) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xiii) changes in financial markets, capital, credit and commodities markets and interest rates; (xiv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (xvi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by S&P Global and IHS Markit from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Reports on Form 10-K. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s or IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each of S&P Global and IHS Markit disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, S&P Global and IHS Markit have filed and will file relevant materials with the SEC. On January 8, 2021, S&P Global filed with the SEC a registration statement on Form S-4, as amended (No. 333-251999) to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement, which was declared effective by the SEC on January 22, 2021, includes a definitive joint proxy statement/prospectus of S&P Global and IHS Markit. The definitive joint proxy statement/prospectus was mailed to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

Participants in the Solicitation

S&P Global, IHS Markit and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of S&P Global and IHS Markit in respect of the proposed transaction under the rules of the SEC. Information about IHS Markit’s directors and executive officers is available in IHS Markit’s Form 10-K for the year ended November 30, 2020, its proxy statement dated February 28, 2020 for its 2020 Annual General Meeting of Shareholders and certain of its Current Reports on Form 8-K. Information about S&P Global’s directors and executive officers is available in S&P Global’s Form 10-K for the year ended December 31, 2020, its proxy statement dated March 30, 2020 for its 2020 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from S&P Global or IHS Markit using the sources indicated above.